                                                                    Exhibit 10.1

                                PROMISSORY NOTE
-------------------------------------------------------------------------------
Principal                   Loan Date                    Maturity
-------------------------------------------------------------------------------
$2,000,000.00               September 18, 2001           As specified below
-------------------------------------------------------------------------------

Parties and Addresses for Notices

Borrower:                                     Lender:
DataVoN, Inc.                                 J. Lee Barton
635 W. Campbell Road, Suite 130               196 North Forest Avenue
Richardson, Texas 75080                       Hartwell, Georgia 30643

Principal Amount:                             $2,000,000.00

Interest Rate:                                10% on all unpaid principal.

STATE OF TEXAS
COUNTY OF DALLAS

FOR VALUE RECEIVED, the undersigned DataVon, Inc., a Texas Corporation, (hereinafter referred to as Maker) promises to pay to the order of J. Lee Barton, an individual resident of the State of Georgia (hereinafter referred to as Holder), in lawful money of the United States of America, the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.

Interest Rate:

Interest shall accrue on the unpaid balance of the principal at the rate of ten percent (10%) per annum on all unpaid principal prior to maturity.

Payment:

Maker will pay this loan in two payments of all outstanding principal plus all accrued unpaid interest. The first such payment shall be made 180 days after the Loan Date described above. The second such payment shall be made 180 days after the Subsequent Borrowing, as defined below (collectively, the "Maturity Dates").

Prepayment:

Maker shall have the right to prepay the principal in whole or in part on each date when an installment is due as provided above, and interest shall immediately cease to accrue, as of the date of payment, on any amount of principal that is prepaid. Prepayments shall be applied first to accrued but unpaid interest and then to the payment of installments next due under this paragraph.

Security:

The obligations hereunder are secured pursuant to a Security Agreement (the "Security Agreement") executed by the Maker and the Holder contemporanteously herewith.

Post Maturity Rate:

The post maturity rate on this Note is the maximum rate allowed by applicable law. Maker will pay interest at the post maturity rate on all sums due after the Maturity Dates.

Default:

On the occurrence of a default under this Note as defined below, Holder may, at Holder's election, by written notice to Maker at the address stated above (unless changed by written notice to Holder), accelerate the maturity date by declaring the entire unpaid balance of principal and any unpaid interest to be immediately due and payable.

Waivers:

Maker, every surety, and every endorser of this Note severally waive demand, presentment, notice of dishonor, diligence in collecting, grace, and notice of protest, and agree to all renewals, extensions, and partial payments both before and after maturity without prejudice to Holder.

Attorney's Fees:

If this Note is not paid at maturity and is placed in the hands of an attorney for collection, or if it is collected through a court of bankruptcy, probate, or other court after maturity, then Holder shall be entitled to reasonable attorney's fees for collection.

Usury Exclusion:

All agreements between Maker and Holder are expressly limited so that in no contingency or event shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or detention of the money to be loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note at the time the performance is due would exceed the usury limit prescribed by law, then the obligation to be fulfilled shall be reduced to that limit. If from any circumstances Holder shall receive as interest an amount that would exceed the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note, or shall be refunded, but shall not be applied to payment of interest. Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or the Security Agreement which are made for the purpose of determining whether the interest rate exceeds the maximum rate under applicable law shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received or provided for under this Note or the Security Agreement.

Line of Credit:

This Note evidences a line of credit under which Maker can request a maximum of two advances. Advances under this Note may be requested only in writing by Maker or as provided in this paragraph and only in amounts equal to $1,000,000. All communications, instructions, or directions by telephone or otherwise to Holder are to be directed to Holder's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Holder receives from Maker at Holder's address shown above written notice of revocation of their authority: Chief Financial Officer of Maker or Chief Executive Officer of Maker. Maker agrees to be liable for all sums either: (a) advanced in accordance with the instruction of an authorized person or (b) credited to any of Makers accounts with Holder. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Holder's internal records, including daily computer print-outs. Holder will have no obligation to advance funds under this
Note if: (a) Maker or any guarantor is in default under the terms of this Note or any agreement that Maker has with Holder, including any agreement made in connection with the signing of this Note; (b) Maker ceases doing business or is insolvent. This line of credit shall not be subject to Chapter 346 of the Texas Finance Code. Unless otherwise agreed to by Holder in writing, no advances hereunder may be requested more than 180 days after the Loan Date and no advance ("Subsequent Borrowing"), other than the advance made on the Loan Date, may be requested unless Maker has at least $2,000,000 in Eligible Accounts Receivable, as that term is defined in the Security Agreement executed by Maker and Holder contemporaneously herewith.

Obligation to Advance

Notwithstanding any other provisions in this Note, but in addition to limitations on Holder's obligation contained elsewhere herein, Holder shall have no obligation to advance funds under this line of credit facility if a default, as defined below, has occurred and is continuing.

Events of Default

Any of the following shall constitute events of default upon expiration of the Cure Period as provided herein:

          a) Non-payment of any amount due Holder, at such time as payment is due;

          b) Commencement of any voluntary bankruptcy, reorganization, and insolvency, receivership, or similar proceeding under any federal law including the Federal Bankruptcy Code, 11 U.S.C. (S) 101 et seq., or any State law, including any assignment for benefit of creditors;

          c) Any involuntary bankruptcy, reorganization, insolvency, receivership or similar proceeding is commenced against Maker under any Federal or State law, including, without limitation, the Federal Bankruptcy Code, 11 U.S.C. (S) 101 et seq., which proceeding is not dismissed within ten (10) days;

          d) Maker suffers a lien which attaches to any property constituting collateral for this Note under the terms of the Security Agreement;

          e) Entry of a judgment against Maker, which judgment is not either satisfied or appealed within sixty (60) days from entry;

          f) Breach of or non-compliance with any warranty, convenant or agreement under the Security Agreement; or

          g) Breach of any warranty, covenant or agreement in that Warrant Agreement executed by Maker in favor of Holder, and delivered simultaneously herewith.

Notice of Default and Right to Cure

Notwithstanding anything to the contrary contained in this Note, in the event of a default under this Note, Holder shall furnish Maker a notice of said default (hereinafter "Notice of

Default") at the address specified for notices as set forth above. Maker shall have cure periods as follows respecting events of default specified above:

     i) with respect to payment of principal or interest due under this Note, three (3) days;

     ii) with respect to voluntary commencement of bankruptcy or other proceedings as specified in subparagraph b of Defaults, no cure;

     iii) with respect to actions commenced against Maker as specified in subparagraph c of Defaults, no cure, other than as specified in subparagraph c;

     iv)  with respect to all other defaults, ten (10) days.

PRIOR TO SIGNING THIS NOTE, MAKER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. MAKER AGREES TO THE TERMS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

                                        DataVoN, Inc.

                                          /s/ Hugh D. Simpson
                                        ------------------------------------
                                        By: Hugh D. Simpson, CEO and President